SERVICE AGREEMENT
                              Number: 2000-100/001
                             Date: February 7, 2000

------------------------------------------- ------------------------------------
Show Management                             Service Provider

------------------------------------------- ------------------------------------
------------------------------------------- ------------------------------------
American Show Management                    bCard, Inc. - d.b.a. bCard.net
17700 SW Upper Boones Ferry Road, Suite 120 407 - 555 Richmond Street West
Portland, OR 97224                          Toronto, ON  M5V 3B1
Tel: 503/968-1123 - Fax: 503/670-6275       Tel: 416-507-9995- Fax: 416-507-9989
------------------------------------------- ------------------------------------
------------------------------------------- ------------------------------------
Client Contractual Contact:                 bCard Contractual Contact:
Andrea Lowery, Vice President, Operations   Dan Blair, General Manager
Direct Line: 503/670-6128                   Direct Line: 416-507-9995
Email: andrea@asmcorp.com                   Email: dblair@bcard.net
------------------------------------------- ------------------------------------


SHOWS:            ASM's ITEC & Technology Showcase Events for 2000, 2001 & 2002
                  See Attachment A for list of shows covered by this agreement
SHOW DATES:       2000, 2001 & 2002 - See Attachment A for date of shows
LOCATION:         See Attachment A for location of shows

ADDITIONAL CLIENT CONTACTS:
Teresa Adams, Director, Operations - 503/670-6129 - email:teresaa@asmcorp.com Kris McKinney, Director, Operations - 503/670-6130 - email:krisp@asmcorp.com
--------------------------------------------------------------------------------

I.       EXECUTIVE SUMMARY

         bCard Inc., hereinafter referred to as "bCard" and American Show Management, hereinafter referred to as "ASM", agree to ASM's purchase of registration and data management services for the events described in Attachment A, herein referred to as "events" (ITEC & Technology Showcase events) , on the terms and conditions set forth in this Service Agreement, hereinafter referred to as "Agreement".

         bCard will use the best available technology and follow accepted industry standards to provide comprehensive, professional data management services to help ASM and its exhibitors enhance the event experience. bCard ensures quality, speed, accuracy and reliability in its services and products. Registration processing will be handled in a quick and efficient manner by providing on-site self-registration systems and web centric data management solutions. bCard will also provide valuable services to exhibitors to enhance their contact with customers and sales leads generated at the events. A key factor in bCard's registration process will be the issuance of a bCard, a universal electronic business card for trade shows and events. The bCard is the key to several services made available to events and their exhibitors such as lead retrieval and lead follow up.

         The  following  agreement  sets  forth  the terms  and  conditions  for
         providing  ASM  with   registration,   exhibitor  and  data  management
         services.

II.      GENERAL INFORMATION

         2-1. Attendance Forecast: See Attachment A for estimated attendance by event

         2-2. Number of Exhibiting Companies: See Attachment A for estimated number by event

III.     ADVANCE REGISTRATION SERVICES

         3-1. ACCOUNT MANAGEMENT: bCard will assign an Account Manager (AM) and a MIS Manager: The AM will be responsible for the management and servicing of ASM's events. The AM will coordinate all pre-registration and post show procedures. The MIS manager will ensure compatibility and will customize software and hardware to ASM needs. During the advance registration period, bCard will plan along with ASM for all of the items associated with the badging of Exhibitors and Attendees at the events. bCard and ASM will define a data transfer schedule for setup of onsite registration production. During the planning period, such items as registration forms, lobby layout, signs and other services will be defined and documented by the bCard Account Manager in accordance with ASM's schedules. Deadlines defined jointly with ASM.

         3-2. ADVANCE ATTENDEE AND EXHIBITOR REGISTRATION:

                  ASM only offers internet-based pre-registration with no physical forms to be data entered. ASM will host its own website for web based registration screens. ASM will incorporate bCard holder login for event web registration. ASM's MIS department will create pre-registration databases for each event. This information will be transferred to bCard electronically. The electronic data transferred from/to bCard to/from ASM via Internet will comply with the following:

                  3-2a. bCard will assist ASM in developing lists for advance confirmation mailings to aid in marketing these events. Charges for this service are not included in this agreement.

                  3-2b. This data will always be in a format mutually agreed upon by bCard and ASM. The common database will include all fields at all times. Any revision to the format will have to be fully documented and approved by both parties.

                  3-2c. In order to properly interface with ASM's internal systems, bCard will setup an extranet home page for ASM, which will be password and user, protected. bCard will set up an account/mailbox and password on the in-house server for each event. bCard will provide all information regarding data communication and interface. bCard will also provide necessary system integration expertise to properly develop a data plan designed to share attendee and exhibitor information throughout the systems. bCard has extensive knowledge in registration data transfers to and from client's systems.

                  3-2d. Should ASM elect to send pre-registration materials in advance of any event all USPS mailing costs (if any) will be the responsibility of ASM and will require ASM approval.

         3-3.     PAPER BADGE PRINTING SPECIFICATIONS:

                  Paper badges to all attendees. Suggested format as follows: It is understood that ASM will sell sponsorship space on the paper badge stock (see Supplies section).

                  Line 1: Company Name
                  Line 2: First Name and Last Name
                  Line 3: Title

                  Line 4: Attendee -Number (flush left) or Exhibitor - centered (EXHIBITOR reversed out)

                  When official badge stock is depleted, bCard will use blank paper stock.

         3-4. bCard(R) ELECTRONIC BUSINESS CARDS SPECIFICATIONS: bCard will provide the necessary quantities of pre-printed bCard's which will include the bCard(R) logo. bCards will be printed with the cardholder's first and last name as well as with a unique bCard number and expiration date. The card will have a 3-year validity. bCard's' chip will be encoded with all basic attendee information to include fax, email and all or selected demographics, registration codes and show code. A loyalty program around multiple use of the bCard with issuance of bCard points pre-purchased by exhibitors will ensure continuous use of the card thus providing great exposure for the ASM brands. These will be provided without charge and an agreement to generate sponsorship revenues will be included in this agreement.

         3-5.     ADVANCE SCHEDULE

                  Dates and Times are as follows:

                  Date of receipt of first pre-registration data: Friday 12:00 Noon MST before each event

                  Date of second and last receipt of pre-registration data: 5:00 PM local time on Exhibitor move-in day Date for download of exhibitor data: Friday 12:00 Noon MST before each event. ASM pre-registration cut off date: 5:00 PM local time on Exhibitor move-in day. After the cut off date, registration will have to occur on-site

IV.      ON-SITE REQUIREMENTS

         4-1.     DATA ENTRY, PROCESSING AND REPORTING:

                  4-1a. Record Content: Attendee record changes (if any) and "last minute" records from the advance registration data will be given to bCard by ASM. It is imperative that ASM does not modify a record structure unless agreed by both parties and necessary database structure upgrades have been implemented by bCard.

                  4-1b.  Data Entry:  bCard will use a  self-registration  setup
                  where  most  input   stations  are  made  available  to  users
                  directly.

                           As a general  rule  bCard will  require  input of the
                  full content of a registration form prior to producing a badge. However, in order to cope with unexpected surge in on-site attendance, bCard will, upon agreement with the ASM operations staff on-site, switch to a short form input, whereby demographics are skipped. It is understood that this process will be limited to very short time frames and both ASM and bCard understand the importance of collecting demographics prior to generating the badges. For those attendees that will not be required to complete demographics on the computers, they will be asked to complete a demographic card (which will include space to write the reg ID # and first/last name) for input later.

                  4-1c. Badge correction and replacement: on line database for both exhibitors and attendees available on bCard registration system. Full data base look up and editing capabilities throughout the registration system(s): bCard networks all its NT servers via Ethernet - TC/PIP with database mirroring to ensure ongoing operation. Usual setup is based on a client/server approach whereby each server writes to at least one other on the network. This way the complete show database is being stored on several servers at all times. There is no degradation in the speed of a record lookup.

                  4-1d. On-site Reporting: bCard will provide basic pre-determined online counts to ASM accessible through the server. ASM and bCard will jointly define the type of reports required.

                           1. Twice daily reports, 12:30 AM and 4:00 P.M. summarizing pre-reg and on-site attendance.
                           2. Only ASM operations staff are authorized to receive the on-site daily count reports.

                  4-1e. On-Site Cash Management: ASM will handle the cash and cashiers management on-site. Attendees purchasing an on-site entrance will receive from the cashier a pre-printed numbered ticket. Registrants will key in the number, which will automatically define the registration category.

                  4-1f. On-Site Processes:

                  o    Pre-registered   attendees  with   confirmations,   bCard
                    holders and exhibitors will go directly to self-registration. Exhibitors will not be able to register on-site from 9:00 AM to 11:00 AM on day 1 of the event.
                    Special generic badges will be distributed to allow them access to the exhibit floor during the morning rush period. They will be instructed to return later to complete the registration process.

                  o    Onsite  Registrants  with  a  ticket  will  go to  onsite
                    self-registration.

                  o    Onsite  Registrants   without  tickets  will  go  to  the
                    information booth and then onsite self-registration.

                  o    Registrants with questions will go to Badge Correction.

                  o    Registrants needing changes will go to Badge Correction.

                  Paper   badges  and  bCard's  are  produced  at  badge  making
                  stations. Badge holders are handed out concurrently with badges.

         4-2.     REGISTRATION AND BADGING EQUIPMENT:

                  There are four pieces of equipment, that bCard will provide in
                  various   quantities,   to   properly   perform   its  on-site
                  registration services:

                      o Self-Registration/Typing Stations: these are Laptop PC's (Pentium)
                      o Computer Servers: these are NT Pentium based machines with high capacity drives loaded with bCard registration management software.
                      o bCard Printer/Encoders: these are industrial thermal printers and encoders specifically designed for credit card type badges. Print in 300 dots per inch and encode in high density.
                      o Thermal Printer: these are high debit industrial thermal printers specifically designed for 3x4" continuous thermal paper badges.

                  Additional equipment requested by ASM for events will be provided if available and will be charged according to the pricing schedule provided in this agreement.

         4-4.     PERSONNEL - bCard REGISTRATION MANAGERS

                  bCard staff will install and maintain the equipment, train the temporary registration personnel, oversee the registration area, and manage the registration process under the direction of ASM. bCard will staff ASM's events as follows for a period not to exceed 4 working days (not including travel day) as follows, but both parties will mutually agree upon final number of bCard staff on-site at least 3 months from each show. If multiple registration areas are added staff may have to be increased. Any request by ASM for additional staff will be charged according to the pricing schedule included in this agreement:

                  bCard will charge for its registration staff based on a daily rate of $400 for any additional day above the 4 working days, which will include one extra working day at no charge. This fee does not include housing, which is to be covered by the client - not to exceed 5 days per event except for shows which may require one extra room night. Travel and per diem are included in the bCard fee.

                  bCard will schedule one supervisor for events under 4800 attendees and with less than 50 units of lead retrieval and two supervisors when attendance is greater than 4800 or more than 50 lead retrieval units are rented.

         4-5.     MOVE IN AND OUT SCHEDULE:

                  Suggested date and time are as follows: (actual schedule will be determined jointly and will be confirmed in writing at the latest 6 weeks from each show). It is estimated that bCard staff will spend an average of 4 days at each show.

                  ---------------------- ---------------------------------------- -------------------------------
                   Day in 2000            Action                                   Hours
                  ---------------------- ---------------------------------------- -------------------------------
                   Decorator Move-in      Arrival of bCard Staff                   10:00 AM
                  ---------------------- ---------------------------------------- -------------------------------
                   Decorator Move-in      Move-in and Set-up                       10:00 AM - 6:00 PM
                  ---------------------- ---------------------------------------- -------------------------------
                   Exhibitor              Exhibitor Self Registration Open         8:00 AM - 7:00 PM
                    Move-in
                  ---------------------- ---------------------------------------- -------------------------------
                   Day 1                  Typist Training                          7:00 AM - 8:00 AM
                  ---------------------- ---------------------------------------- -------------------------------


                  ---------------------- ---------------------------------------- -------------------------------
                   Day 1                  All Registration Open                    8:00 AM - 4:00 PM
                  ---------------------- ---------------------------------------- -------------------------------
                   Day 2                  All Registration Open                    8:00 AM - 4:00 PM
                  ---------------------- ---------------------------------------- -------------------------------
                   Day 2                  Dismantling                              4:00 PM
                  ---------------------- ---------------------------------------- -------------------------------

V.       EQUIPMENT FREIGHT, STAFF TRAVEL AND LODGING

         5-1. Freight maximum: bCard will coordinate and arrange for shipping to and from each location and will charge freight as part of total fee to ASM. Any freight incurred for shipping of additional equipment, materials, supplies and other items specifically requested by ASM outside of this proposal will be the responsibility of ASM and require ASM approval. All courier services charges will be the responsibility of ASM and will require ASM approval.

         5-2. ASM will provide housing for all bCard Account Managers. Housing shall be at ASM's discretion but every attempt will be made to ensure that the housing will be of adequate category and in the proximity of the show site. Room(s) will be made available from the evening prior to decorator move-in through the evening of day 2.

VI.      FINAL DATA PROCESSING AND REPORTING

                  6-1a. bCard to remove invalid records and validate data fields (if any).

                  6-1b. bCard will remove duplicates. Deduping key used by bCard is as a standard Name and Zip Code and when a match occurs last record is kept.

                  6-1c. The complete database is to be delivered to ASM within 10 working days after the close of the event.

                  6-1d. bCard will produce report formats as agreed and post them on the web. Final reports will be accessed on the Web

                           ONSITE:
                             o   Counts twice daily (see section 4-1d)

                           POST SHOW:
                             o   Full database
                             o   As agreed with Marketing and posted on the web
                             o Ad Hoc Request upon mutual approval and with a minimum 10 days warning.

VII.     EXHIBITOR SERVICES - LEAD MANAGEMENT AND FOLLOW UP SYSTEMS

     bCard will provide several lead gathering devices, on an optional rental basis, to event exhibitors. bCard will absorb all costs of marketing the retrieval systems to exhibitors. bCard to provide customized exhibitor kit material to ASM for inclusion in the event Exhibitor Kits, breakfast packages and on-demand in-house requests at pre-determined dates. bCard is to make an additional mailing, one telemarketing campaign and one fax broadcast. ASM to provide bCard with each of the events exhibiting company database and any update starting 10 weeks from the show. bCard will also provide on-site assistance at all time for the delivery of the machines and technical support for the users. bCard will bring necessary equipment on site (at least pre-show orders + sufficient replacements and 15% for new on-site sales). There are several options:

    --------------------------------------------------------------------------------------- ------------------------
    Product Description                                                                     Rental Cost
    --------------------------------------------------------------------------------------- ------------------------
    bCard PC Solution:  bCard badge reader with software and cable.  It connects            Advance
    directly to a computer.  The First  Contact lead  qualification  software is            $235
    programmable  by the  exhibitor:  one can enter the list of sales people,  a            On-Site
    list of products,  a list of follow up actions, a list of free questions and            $290
    a note mode. Software allows for daily reporting and editing.
    --------------------------------------------------------------------------------------- ------------------------


    --------------------------------------------------------------------------------------- ------------------------
    bCard Hand-Held  Solution:  Hand-held  battery operated unit with integrated            Advance
    bCard reader and  user-friendly  software.  The user simply swipes the bCard            $235
    badge and the record is displayed on the screen. The user than uses a pen to            On-Site
    touch the  appropriate  buttons to qualify  the lead.  A standard  four-page            $290
    questionnaire  is provided.  Machines are  automatically  downloaded  at the exhibitor  services desk.  Exhibitors can obtain download on diskettes or as an option, after the event, on paper.
    --------------------------------------------------------------------------------------- ------------------------
    bCard Follow Up : A new way to communicate  product information via the Web.            Advance
    bCard  operates a web server  and will send to  attendees  who have an email            $200
    address or have a fax number an email with embedded URL address. Buyers will            On-Site
    receive an email  thanking  them for  participating  at the show and it will            $200
    list each  product  that the buyer has  indicated  an interest  for with the related live web address. A buyer receiving this email can immediately click on the  URL  and it  will go to the web  site  to  obtain  and  display  the information.
    --------------------------------------------------------------------------------------- ------------------------
    bCard Interactive: From hardware to software, bCard Interactive stations are            Call for
    compatible with most badging technologies  available today (magnetic stripe,            Information
    two dimensional bar code, chip cards,  etc.).  bCard Interactive can be used from show to show without any need for new training and  re-configuration of the lead  collection  system.  bCard  Interactive  also offers  touch screen integrated stations, multi-protocol badge reader integration, custom graphic user interface, web integration,  bCardPoints Incentive Program integration,
    bCard loyalty information network, ROI analysis: web based reporting, onsite technical  assistance,  hardware  acquisition  programs and custom  software development.
    --------------------------------------------------------------------------------------- ------------------------
    bCardPoints  -  Incentive  Program:  bCardPoints  is a  new  way  to  reward            Price per Point
    attendees  visiting a booth and it integrates  seamlessly  with bCard follow            $0.04
    up. bCardPoints can be redeemed for miles on several frequent flyer programs            Set up Fee
    (United,  American,  Delta, Northwest and USAir). bCard Holders redeem their            $75
    points  through  their  bCard.net   account  on  the  web.  When  purchasing            Minimum Order
    bCardPoints, lead follow-up is included.                                                $400
    --------------------------------------------------------------------------------------- ------------------------
    bCard  Insurance:  Protects  exhibitor from liability of theft or accidental            Advance
    damage to bCard unit. Must report loss or defect to bCard Exhibitor Services            $25
    desk before show close. To honor insurance policy for units believed stolen,            On-Site
    exhibitor must file a  police/security  report and forward a copy to a bCard            $25
    representative.  Some conditions apply. Speak to a bCard  representative for more details.
    --------------------------------------------------------------------------------------- ------------------------
    bCard Concierge  Service: A bCard  representative  will drop off unit to the            Advance Only
    exhibitor's booth and pick up unit at the end of the show. Concierge service            $25.00
    is not available to order onsite
    --------------------------------------------------------------------------------------- ------------------------

Advance pricing will be in effect until the second Thursday prior to the week of the event.

VIII.    MATERIALS

    bCardis responsible for providing all the necessary materials to be used in performing its services under this agreement. It is understood that ASM and bCard will keep track of materials.

         8.1. PAPER: Thermal paper 3"x4" continuous. Printed in PMS color front with artwork supplied by ASM. ASM will provide artwork including Sponsor logos to be printed. As a standard, ITEC/Technology Showcase logo and Sponsor logo(s) will be in the same color but would constitute an additional plate charge.

                  Quantities for 2000: 237,825 pieces
                  Quantities for 2001: TBD
                  Quantities for 2002:  TBD

                  Orders will be placed one show at a time unless grouped orders can be arranged. It is understood that in order to avoid rush charges (billed at cost to ASM), ASM will provide badge artwork with sponsor logo no later than 21 days from event move in date.

                  Additional prices will be as follows. Does not include shipping from manufacturer to bCard. Priced per thousand.

                  Quantity         1 Color
                  --------         -------
                    3,000           $265
                    5,000           $135
                   10,000           $ 90

                  Blank white stock is $75 per thousand
                  Copy/Color Changes: $75 each
                  Printing Charge for One Additional Color:  $75 plate charge

         8.2. bCard is not charging ASM for the purchase of the bCards and will in essence subsidize their cost. But the overall fee charged to ASM includes the printing /encoding of bCards with paper badges to event visitors.

                  It is also understood, that bCard and ASM will jointly (or independently) seek additional sponsors for bCards and the registration area for the events. bCard will ensure that bCards will be printed with the jointly approved sponsor(s)' logo(s).

         8.2.1 bCard Sponsorship: Schedule B attached represents the sponsorship costs for each event on the ASM events scheduled. The cost to ASM is $.40 each. The calculation represents the forecast requirements for advance/on-site for attendees and 3% of the exhibitors. If more cards are required additional cards sponsored will be billed to ASM at a rate of $.40 each.

         8.2.2 Operations Reimbursements: The operations department will receive a contract credit of $250.00 for each event where bCard's are sponsored pursuant to schedule B.

         8.3. BADGE HOLDERS: Clear vinyl - for 3"x4" paper badge - round corners clip attachment style.

                  Quantities for 2000: 237,825 pieces
                  Quantities for 2001:  TBD
                  Quantities for 2002:  TBD

Orders will be placed twice a year to get lower price. Additional price for badge holder will be as follows. Does not include shipping from manufacturer to bCard:

                  Prices per thousand: $175/1000.

                  It is understood that bCard and ASM may implement a badge holder recycling process on-site at each event and that bCard will collect and re-use the badge holders. Used badge holders will not be tallied and will not be applied against used quantities.

                  Other types of badge holders are available and ASM may order from bCard based on approved quotation.

IX.      ADDITIONAL EQUIPMENT:

                  Prices for equipment requested by ASM above and beyond the standard allocation are as follows:

                         ------------------------------ ---------------------
                                Description                Cost per Unit
                         ------------------------------ ---------------------
                         Typing Stations - PC's               $200.00
                         ------------------------------ ---------------------
                         Computer Server                      $500.00
                         ------------------------------ ---------------------

                         ------------------------------ ---------------------
                         Paper Badge Printer                  $250.00
                         ------------------------------ ---------------------
                         bCard Printer/Encoder                $500.00
                         ------------------------------ ---------------------

                  All requests for additional equipment will have to be approved by both parties and will require at least a 30 days notice.

X.       SERVICE FEE:

bCard will provide standard services, as described throughout this Agreement for the fee stated below:

         bCard will perform basic services described above for each of the 52 ITEC & Technology Showcase Events produced by ASM listed in Attachment A, for a total fee of: $327,964.70

         The above fee includes:

         Badge Stock: Paper as required with the standard ITEC or TS logo in Black bCards: Supplied as required on-site for all events. Badge holders: 237,825 clear plastic badge holder's w/clip Equipment: As described for each show type in above agreement and only within defined parameters bCard Staff: As described for each show type in above agreement and only within defined parameters Travel: As described in above agreement and only within defined parameters Shipping: As described in above agreement and only within defined parameters
         Software: As described in above agreement and only within defined parameters Data Processing: As described in above agreement and only within defined parameters Reporting: As described in above agreement and only within defined parameters Lead Retrieval Marketing: As described in above agreement and only within defined parameters Lead Retrieval On-Site Management: As described in above agreement and only within defined parameters

         Exhibiting companies at ASM events per year base the bCard fee on information provided by ASM that shows an average of 30% pickup of lead retrieval systems. The current estimation is that 2100 units will be rented in 2000, with about 1050 in the spring program and 1100 in the fall one. bCard reserves the right to renegotiate its fee after the Spring Program of 2000, if the amount of unit rented falls below 1000. ASM and bCard will work in close collaboration to ensure that exhibiting companies at ASM events take advantage of bCard's lead management services.

XI.      DEPOSITS

         8-1.     First Deposit:     Date:  Upon signature             $81,991

         8-2.     Second Deposit:    Date:  May 15, 2000               $81,991

         8-3.     Third Deposit:     Date:  September 15, 2000         $81,991

         8-4.     Fourth Deposit:    Date:  December 8, 2000           $81,991


bCard is to provide final invoice within thirty (30) days of the close of the last ASM event. The final invoice for services due upon receipt. Any undisputed balances delinquent more than 30 days are subject to a 15% APR service charge.

XII.     TERMS AND CONDITIONS

         12.1.    ASM will provide in-hall drayage.

         12.2. ASM will provide electrical power to bCard specifications by noon of the first registration set-up day or as agreed upon per show schedule between ASM and bCard.

         12.3. ASM will provide all registration furniture (by noon of the first registration set-up day or as agreed upon schedule), pipe and drape, rope and stanchion, signage and secretarial chairs for typists.

         12.4. ASM will provide all registration clerks, badge typists, badge clerks and cashier personnel. Staffing schedule with adequate time for training to be provided by ASM. All late advance registration work (if any) to be performed by temporary personnel.

         12.5.    ASM  will  provide  a  bCard  Exhibitor  Service  desk  in the
                  registration   area   for   exhibitor    services    equipment
                  distribution and return.

         12.6. bCard needs to be involved with the floor plan designs for the registration areas. Plans to include furniture, electrical and telephone requirements.

         12.7. For data communication, ASM will provide a telephone in the registration area by noon on the first registration set-up day or as agreed upon schedule. bCard pays long distance usage.

         12.8. ASM and bCard will define jointly the type of security arrangements for each event. bCard will pay for security services as prescribed when registration is not located in the exhibit hall. Normally bCard will pay for security overnight on the evening of exhibitor registration and overnight on the first day of the exhibition. ASM will make all the security arrangements in conjunction with bCard.

         12.9. bCard will provide workman's compensation liability insurance in at least the statutory amount for its employees.

         12.10. bCard will provide a complete post show database within 10 working days of each show closing.

         12.11 The terms and conditions in this agreement proposal constitute an offer, which shall remain open for thirty days. An acceptance of this offer by American Show Management, by signing and returning the Signature page will create an agreement upon the terms and conditions contained herein, unless otherwise stated in writing and signed by both parties.

         12.12 Future alterations to the terms and conditions of the contract must also be in writing, signed by both parties. No verbal revisions will be made.

         12.13 The terms and conditions of this agreement shall be governed by the laws of the State of Utah. In any litigation, the prevailing party shall be entitled to, recover costs of such litigation, including reasonable attorneys fees.

         12.14 In order to reserve the equipment, perform the necessary tasks for advance show preparation and make advance purchases of the necessary show materials, the deposits in the amounts in the agreement are to be remitted to bCard on the dates shown in the quotation. The final balance is due upon receipt of the final invoice for services.

         12.15 In the event of cancellation of any of ASM's 52 ITEC & Technology Showcase events covered in this agreement prior to completion of all services called for in this agreement, the amounts (or part of the amounts) deposited shall be credited towards a like event.

         12.16 It is understood that ASM owns and is the sole proprietor of all the registration data processed and handled by bCard for the events. The database for each event will be kept in bCard's offices for a maximum period of 18 months unless instructed otherwise by ASM. bCard will not release any or all data without written authorization by ASM.

         12.17 Long Term Agreement: This Agreement reflects special pricing extended to ASM for entering into a three-year agreement with bCard from 2000 through 2002. Anything herein to the contrary notwithstanding, bCard may increase its service fee charged in 2001 and 2002 by an amount not to exceed 10% of the average service fee per event charged in the immediately preceding year.

                  To illustrate: The average service fee per event charged in 2000 is $6,307.01 (i.e., the aggregate service fee of $327,964.70 divided by the 52 events). In 2001, the aggregate service fee shall not exceed $6,937.71 (i.e., a 10% increase over the average service fee per event charged in 2000) multiplied by the number of events for which bCard provides its services hereunder in 2001 unless the aggregate size, nature or the services provided for the events changes.

                  In making any service fee increase, bCard will take into account that an increase in the number of events in any or any succeeding year may result in economies of scale to bCard in providing its services under this Agreement. Cost of additional supplies may increase in each year by a maximum of CPI of prior 12 months + 3%.

         12.18 Renewal and Termination. As stated, this Agreement is entered into for a term of three years (2000 - 2002) and covers the ASM events (i) in 2000 which are listed on Attachment A, and
                  (ii) in 2001 and 2002, as set forth in a written list to be provided by ASM to bCard no later that January of such year, such list to include dates, locations, equipment and personnel needs and estimated supplies requirements.

                  Any  renewal  or  extension  of  this  Agreement   beyond  the
                  three-year term must be done in writing and signed by both parties.

                  Although the parties contemplate a three-year term, either ASM or bCard may terminate this Agreement without further liability prior to the expiration of the three-year term, effective at the end of a calendar year, upon written notice to the other. Notice shall be given prior to November 30, and such termination shall then be effective on December 31.

                  The parties acknowledge that this Agreement is based upon each party's performance and, accordingly, each party reserves the right to review the other's performance between and/or during event sessions and propose revisions to this Agreement it deems necessary.

         12.19 Onsite Performance goals: bCard will install a registration process that will be continuously operational during the pre-determined registration hours. Except for an act of god, bCard will commit to an on-going registration process onsite at all ASM Events. If for any reason, bCard is unable to provide the services outlined in this agreement for ASM, during calendar 2000 - 2002, any and all deposits made on behalf of ASM will be refunded less expenses incurred to date.

         12.20 Event Cancellation. If ASM decides, in its judgment, to cancel a scheduled event, then it may cancel bCard's services hereunder for such event with limited liability by giving bCard no less than 60 days' prior written notice. For each event so canceled, the aggregate service fee charged by bCard for that year shall be reduced by the average service fee per event for such year less any prepaid supplies or commitments for which bCard is contracted.

                                 SIGNATURE PAGE

February 4, 2000

bCard Inc.
407 - 555 Richmond Street West
Toronto, Ontario M5V 3B1


AGREEMENT 2000-100/001 BETWEEN BCARD INC. AND AMERICAN SHOW MANAGEMENT.


--------------------------------------------------------------------------------
Acceptance
--------------------------------------------------------------------------------

In connection with this agreement proposal dated February 4, 2000, we hereby accept the offer contained therein.

We have enclosed the check for $81,991.00 as advance payment in accordance with this agreement.

This acceptance entitles you to start arranging all necessary details for our requirements, and reserving the required equipment and personnel.

Offered by                                    BCARD INC.


                                              ---------------------------------
                                              Dan Blair
                                              General Manager

Accepted by:                                  AMERICAN SHOW MANAGEMENT


                                              --------------------------------
                                              Authorized by


                                              ---------------------------------
                                              Title


                                              ---------------------------------
                                              Date